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                                                                      Exhibit(m)

                              ARRIVATO FUNDS TRUST
                                     CLASS A
                         DISTRIBUTION PLAN AND AGREEMENT

            This Plan and Agreement (the Plan') constitutes the Distribution Plan for the Class A shares of the portfolio series (each a "Fund' and collectively the "Funds") of Arrivato Funds Trust, a Delaware business trust (the "Trust"), adopted pursuant to the provisions of Rule I 2b- 1 under the Investment Company Act of 1940 (the "Act") and the related agreement between the Trust and BISYS Fund Distributor (the `Distributor'). During the effective term of this Plan, the Fund may incur expenses primarily intended to result in the sale of its Class A shares upon the terms and conditions hereinafter set forth:


SECTION 1. The Fund shall pay to the Distributor a monthly fee at the annual rate of 0.25% of the average net asset value of the Class A shares of the Fund, as determined at the close of each business day during the month (the "Monthly Limitation"), to compensate the Distributor for services provided and expenses incurred by it in connection with the offering of the Fund's Class A shares, which may include, without limitation, (i) the payment by the Distributor to investment dealers of commissions on the sale of Class A shares as set forth in the then current Prospectus or Statement of Additional Information of the Fund;
(ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class A shares; (iii) paying of or reimbursing the Distributor for interest and other borrowing costs on its unreimbursed Carry Forward Expenses (as hereinafter defined) at the rate paid by the Distributor or, if such amounts are financed by the Distributor by its own resources or by an affiliate, at the rate of 1% per annum above the prime rate (which shall mean the most preferential interest rate on corporate loans at large U.S. money center commercial banks) then being reported in the Eastern edition of the Wall Street Journal (or if such prime rate is no longer so reported, such other rate as may be designated from time to time by the distributor with the approval of the Qualified Trustees, as defined below); and (iv) other direct distribution costs of the type approved by the Board of Trustees, including without limitation the costs of sales literature, advertising and prospectuses, (other than those furnished to current shareholders) and state "blue sky' registration expenses. Such fees shall be payable for each month within 15 days after the close of such month. The Distributor's cost of providing the above mentioned services are hereinafter collectively referred to as "Distribution Costs". Carry Forward Expenses are Distribution Costs that are not paid in the fiscal month in which they arise because they exceed the Monthly Limitation. A majority of the Qualified Trustees, may, from time to time, reduce the amount of such payments, or may suspend the operation of the Plan for such period or periods of time as they may determine.

SECTION 2. This Plan shall not take effect until: (a) it has been approved by a vote of a majority of the outstanding Class A shares of the Fund; (b) it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (i) the Trustees of the Trust, and (ii) the Qualified

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Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement; and (c) the Fund has received the proceeds of the initial public offering of its Class A shares.


SECTION 3. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 2(b).


SECTION 4. The Distributor shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.


SECTION 5. This Plan may be terminated at any time by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class A shares of the Fund. In the event of such termination, the Board and its Qualified Trustees shall determine whether the Distributor is entitled to payment from the Fund of all Carry Forward Expenses and related costs properly incurred in respect of Shares sold prior to the effective date of such termination, and whether the Fund shall continue to make payment to the Distributor in the amount the Distributor is entitled to retain under Section I hereof, until such time as the Distributor has been reimbursed for all such amounts by the Fund and by retaining CDSC payments.


SECTION 6. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:
(a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Class A shares of the Fund, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.


SECTION 7. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without the approval of a majority of the outstanding Class A shares of the Fund and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 2(b).


SECTION 8. As used in this Plan, (a) the term `Qualified Trustees' shall mean those Trustees of the Trust who are not interested persons of the Trust and have no director indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the term "majority of the outstanding Class A shares of the Fund' means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (i) of the holders of 67% or more of the Class A shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding Class A shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (ii) of the holders of more than 50% of the outstanding shares of the Class of shares of the Fund entitled to vote at such meeting, whichever is less, and (c) the terms

`assignment' and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, subject to such exemptions as maybe granted by the Securities and Exchange Commission. SECTION
9. So long as the Plan is in effect, the selection and nomination of the Trusts Qualified Trustees shall be committed to the discretion of such Qualified Trustees. This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust, on behalf of the Funds, and the Distributor as evidenced by their execution hereof.


Executed as of July 12, 2005

_________________________________________________________________ ARRIVATO FUNDS
TRUST. BISYS DISTRIBUTOR, ______________________________________________________
________________ INC.

__________________________________ By:

_______________________-

__________________________________

__________________________________ By:_____________________
__________________________________ ARRIVATO FUNDS
TRUST

__________________________________ CLASS A

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                         DISTRIBUTION PLAN AND AGREEMENT

            This Plan and Agreement (the `Plan') constitutes the distribution Plan for the Class C shares of the portfolio series (each a `Fund' and collectively the "Funds') of Arrivato Funds Trust, a Delaware business trust (the `Trust'), adopted pursuant to the provisions of Rule 1 2b- I under the Investment Company Act of 1940 (the "Act') and the related agreement between the Trust and BISYS Distributor (the "Distributor'). During the effective term of this Plan, the Fund may incur expenses primarily intended to result in the sale of its Class C shares upon the terms and conditions hereinafter set forth:


SECTION 1. The Fund shall pay to the Distributor a monthly fee at the annual rate of 0.75% of the average net asset value of the Class C shares of the Fund, as determined at the close of each business day during the month (the `Monthly Limitation), to compensate the Distributor for services provided and expenses incurred by it in connection with the offering of the Fund's Class C shares, which may include, without limitation, (i) the payment by the Distributor to investment dealers of commissions on the sale of Class C shares as Set forth in the then current Prospectus or Statement of Additional Information of the Fund;
(ii) paying compensation to and expenses of personnel of the Distributor who support distribution of Class C shares; (iii) paying of or reimbursing the Distributor for interest and other borrowing costs on its unreimbursed Carry Forward Expenses (as hereinafter defined) at the rate paid by the Distributor or, if such amounts are financed by the Distributor by its own resources or by an affiliate, at the rate of 1% per annum above the prime rate (which shall mean the most preferential interest rate on corporate loans at large U.S. money Center commercial banks) then being reported in the Eastern edition of the Wall Street Journal (or if such prime rate is no longer so reported, such other rate as may be designated from time to time by the Distributor with the approval of the Qualified Trustees, as defined below); and (iv) other direct distribution costs of the type approved by the Board, including, without limitation, the costs of sales literature, advertising and prospectuses. (other than those furnished to current shareholders) and State blue sky" registration expenses. Such fees shall be payable for each month within 15 days after the close of such month. The Distributors cost of providing the above mentioned services are hereinafter collectively referred to as `Distribution Costs'. Carry Forward Expenses are Distribution Costs that are not paid in the fiscal month in which they arise because they exceed the Monthly Limitation. A majority of the Qualified Trustees, may, from time to time, reduce the amount of such payments, or may suspend the operation of the Plan for such period or periods of time as they may determine.


SECTION 2. This Plan shafl not take effect until: (a) it has been approved by a vote of a majority of the outstanding Class C shares of the Fund; (b) it has been approved, together with any related agreements, by votes of the majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the Act or the rules and regulations thereunder) of both (i) the Trustees of the Trust, and (ii) the Qualified

Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan or such agreement; and (c) the Fund has received the proceeds of the initial public offering of its Class C shares.


SECTION 3. This Plan shall continue in effect for a period of more than one year after it takes effect only so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 2(b).


SECTION 4. The Distributor shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.


SECTION 5. This Plan may be terminated at any time by vote of a majority of the Qualified Trustees or by vote of the majority of the outstanding Class C shares of the Fund. In the event of such termination, the Board and its Qualified Trustees shall determine whether the Distributor is entitled to payment from the Fund of all Carry Forward Expenses and related costs properly incurred in respect of Shares sold prior to the effective date of such termination, and whether the Fund shall continue to make payment to the Distributor in the amount the Distributor is entitled to retain under Section I hereof, until such time as the Distributor has been reimbursed for all such amounts by the Fund and by retaining CDSC payments.


SECTION 6. All agreements with any person relating to implementation of this Plan shall he in writing, and any agreement related to this Plan shall provide:
(a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Qualified Tmstees or by vote of a majority of the outstanding Class C shares of the Fund, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.


SECTION 7. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 1 hereof without the approval of a majority of the outstanding Class C shares of the Fund and all material amendments to this Plan shall be approved in the manner provided for approval of this Plan in Section 2(b).

SECTION 8. As used in this Plan, (a) the term Qualified Trusteess" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the term majority of the outstanding Class C shares of the Fund means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (i) of the holders of 67% or more of the Class C shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding Class C shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (ii) of the holders of more than 50% of the outstanding shares of the Class of shares of the Fund entitled to vote at such meeting, whichever is less, and (c) the terms assignment" and `interested person" shall have the respective meanings specified in the Act and the niles and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.


SECTION 9. So long as the Plan is in effect, the selection and nomination of the Trust's Qualified Trustees shall be committed to the discretion of such Qualified Trustees.

This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust, on behalf of the Funds, and the Distributor as evidenced by their execution hereof

Executed as of July 12, 2005

                                                    ARRIVATO FUNDS
                                                    TRUST-

                                                    By: ___________________

                                                     BISYS DISTRIBUTOR

                                                    By: ___________________